Exhibit 10.1

RALLY SOFTWARE DEVELOPMENT CORP.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

MAY 27, 2011

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TABLE OF CONTENTS

(CONTINUED)

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RALLY SOFTWARE DEVELOPMENT CORP.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 27, 2011, by and among RALLY SOFTWARE DEVELOPMENT CORP., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasers of shares of the Company’s Series E Preferred Stock (the “Series E Stock”) pursuant to that certain Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”).

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A-1 Preferred Stock (the “Series A-1 Stock”), Series B Preferred Stock (the “Stock B Stock”), Series C Preferred Stock (the “Series C Stock”) and Series D Preferred Stock (the “Series D Stock,” the Series A-1 Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be referred to herein collectively as the “Preferred Stock”);

WHEREAS, the Prior Investors are parties to a Third Amended and Restated Investor Rights Agreement dated December 18, 2009 (the “Prior Agreement”);

WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1.                                      GENERAL.

1.1                               Amendment and Restatement of Prior Agreement.  The Prior Agreement is hereby amended in its entirety and restated herein.  Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least fifty-five percent (55%) of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement.  Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the

Purchase Agreement.  As of the date hereof, the Prior Agreement shall be of no further force or effect.

1.2                               Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)                                  “Affiliate” means, with respect to an Investor, an “affiliate,” as defined in Rule 405 of Regulation C of the Securities Act, of such Investor.

(b)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)                                  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)                                  “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(e)                                  “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f)                                    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)                                 “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis) and the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(h)                                 “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i)                                    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed fifty thousand dollars ($50,000) of a single special counsel for the Holders (such special counsel to be selected by Holders of at least fifty five percent (55%) of the Registrable Securities proposed to be sold in the applicable registration), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j)                                    “SEC” means the United States Securities and Exchange Commission.

(k)                                “Securities Act” shall mean the Securities Act of 1933, as amended.

(l)                                    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m)                              “Shares” shall mean the Company’s Series A-1 Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(n)                                 “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction.

2.                                      REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1                               Restrictions on Transfer.

(a)                                  Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)                                    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.  After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

(b)                                  Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership or limited partnership transferring to its Affiliates, partners, former partners, limited partners or former limited partners in accordance with partnership or limited partnership interests, (B) a corporation transferring to its Affiliates or a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its Affiliates, members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)                                  Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)                                  The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e)                                  Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2                               Demand Registration.

(a)                                  Subject to the conditions of this Section 2.2, if the Company shall receive a written request from Holders (i) holding more than fifty percent (50%) of the Registrable Securities, or (ii) proposing to sell Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000 (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of such Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered within 20 days of the mailing of the Company’s notice pursuant to this Section 2.2(a).

(b)                                  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by at least fifty-five percent (55%) in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)                                    prior to the second anniversary of the date of this Agreement;

(ii)                                after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)                            during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Company’s Initial Offering;

(iv)                               if, within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(v)                                   if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Company’s President, Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, that, such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period;

(vi)                               if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)                           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3                               Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.    If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                  Underwriting.  If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in order to avoid jeopardizing the success of the offering, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders, if any, invoking a demand registration on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the other Holders on a pro rata basis based on the total number of Registrable Securities held by such other Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause.  In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of at least fifty five percent (55%) of the Registrable Securities proposed to be sold in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a venture capital fund, partnership or corporation, the partners, affiliated venture capital funds, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                  as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)                                    if Form S-3 is not available for such offering by the Holders, or

(ii)                                if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

(iii)                            if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), or

(iv)                               in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  subject to the foregoing, file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5                               Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company, irrespective of any exclusion, limitation or cut-back pursuant to Section 2.3(a) or otherwise, including the reasonable expenses of the special counsel to the selling Holders (such counsel to be selected by Holders of at least fifty five percent (55%) of the Registrable Securities proposed to be sold in the applicable registration), if applicable, not to exceed $50,000.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of at least fifty-five percent (55%) of Registrable Securities agree to forfeit their right to one (1) requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders.  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 to a demand registration.

2.6                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least fifty-five percent (55%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed forty-five (45) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto.  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of at least fifty-five percent (55%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld.  If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)                                  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)                                  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                  use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)                                 cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(i)                                    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.7                               Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company’s first Qualified Public Offering (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time).

2.8                               Delay of Registration; Furnishing Information.

(a)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)                                  The Company shall have no obligation with respect to any registration that would otherwise be effected pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)                                  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                  If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder, when combined with any amounts paid by such Holder pursuant to Section 2.9(b), exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities under the following circumstances:  (A) a partnership or limited partnership transferring to its partners, limited partners, former partners or former limited partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual, (E) a Holder transferring to an acquirer at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock dividends, stock splits, combinations, recapitalization and the like), or (F) a Holder transferring to an entity affiliated by common control (or other related entity or fund) with such Holder;

provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11                        Amendment of Registration Rights.  Notwithstanding anything in Section 5.5 to the contrary, any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company.  By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12                        Limitation on Subsequent Registration Rights.  The Company shall not, without the prior written consent of the Holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed sixteen (16) days after the expiration of the 180 day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that:

(i)                                    such agreement shall apply only to the Company’s Initial Offering; and

(ii)                                all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar one hundred eighty (180) day market stand-off agreements.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of such Common Stock (or other securities) until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

2.14                        Agreement to Furnish Information.  If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such non-confidential information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act (other than a Special Registration Statement).  Each Holder agrees that any transferee of any shares of Registrable Securities shall agree to be bound by Sections 2.13 and 2.14.

2.15                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.                                      COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.

(a)                                  The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)                                  As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter (unless such period is extended by the Board of Directors of the Company, including at least three of the representatives designated by the Preferred Stock), the Company will furnish each Investor who is then a

Holder: (i) an audited balance sheet of the Company, as at the end of such fiscal year, an audited statement of income and an audited statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors; and (ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(c)                                  So long as an Investor (with its affiliates) shall own not less than one percent (1%) of the outstanding capital stock of the Company calculated on a fully diluted basis (assuming conversion of the Preferred Stock and the exercise of all outstanding options, warrants and other rights to acquire capital stock) (a “Fully Diluted Basis”) (a “Major Investor”), the Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2                               Inspection Rights.  Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a direct competitor of the Company or with respect to information which the Board of Directors determines in good faith is highly confidential proprietary information or attorney-client privileged and should not, therefore, be disclosed provided further that under no circumstances shall any Major Investor be deemed a “competitor” as a result of such Major Investors’, or such Major Investors’ affiliates’, investment in any of such Major Investors’, or such Major Investors’ affiliates’, portfolio companies.

3.3                               Confidentiality of Records.  Each Investor agrees to use, and to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; (ii) at such time as it enters the public domain through no fault of such investor (iii) as required by any court or other governmental body, provided that such Investor provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iv) to legal counsel, accountants or other similar advisors of such Holder; (v) in connection with the enforcement of this Agreement or rights under this Agreement; (vi) to comply with applicable law; (vii) that is communicated to it free of any obligation of confidentiality; or (viii) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company.  Notwithstanding anything in this Section 3.3 to the contrary, Vista Ventures Advantage, LP (and its successors and assigns) shall be permitted to disclose information regarding the Company to the Small Business Administration to the extent required to permit it to be in compliance with applicable laws, rules and regulations with its status as a Small Business Investment Company or with compliance with the Small Business Act.  Notwithstanding the foregoing, nothing in this Section 3.3 shall restrict the ability of any Investor that is a venture capital investor or an investment fund to disclose the existence and nature of its relationship with the Company to its affiliates, members or partners, or to provide its affiliates, members, limited partners or partners with periodic reports and such other financial information about the Company prepared by such Investor in the ordinary course of its business.

3.4                               Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5                               Stock Vesting; Acceleration.  Unless otherwise approved by the Board of Directors (including at least three of the representatives designated by the Preferred Stock), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants or other service providers shall (i) be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance and such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years and (ii) a market stand-off agreement in all material respects in the form described in Section 2.13 hereof.  With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) shall have the option to purchase at the lower of cost or the then-current fair market value any unvested shares of stock held by such person.  No stock option grant, restricted stock grant or other security subject to vesting that the Company issues to any officer, employee or consultant shall contain vesting acceleration upon the occurrence or closing of an Acquisition or Asset Transfer (each as defined in the Company’s Certificate of Incorporation as in effect on the date hereof) or upon the occasion or occurrence of any other event without such acceleration terms being specifically approved by the Board of Directors (including at least three of the representatives designated by the Preferred Stock).

3.6                               Expenses; Compensation.  The Company shall reimburse the reasonable out-of-pocket travel expenses of each director, the observers appointed by any Investor pursuant to

Section 3.12 below, and any other observer or advisor designated by a Major Investor with the written consent the Company, incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

3.7                               Proprietary Information and Inventions Agreement.  The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in all material respects in a form approved by the Company’s counsel.

3.8                               Directors’ Liability and Indemnification.  The Company’s Amended and Restated Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.  The Company shall obtain and maintain director and officer insurance in amounts typical for its industry as determined by its Board of Directors at all times unless otherwise directed by the Board.

3.9                               Auditors.  The Company shall engage an accounting firm of national recognition acceptable to the Board of Directors, including the affirmative vote of at least three of the representatives designated by the Preferred Stock, to perform an annual audit of the Company’s financial statements.

3.10                        Qualified Small Business.  For so long as any shares of Series A Stock are held by an Investor (or permitted transferee) in whose hands such shares are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall use its commercially reasonable efforts to cause its capital stock (collectively, the “Eligible Shares”), to constitute “qualified small business stock”; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good faith business judgment, that such qualification is inconsistent with the best interests of the Company.  The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.  In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

3.11                        Observer Rights.  For so long as Ryan Martens continues to hold capital stock of the Company, the Company shall allow Mr. Martens to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  For so long as Mobius Technology Ventures VI L.P. or its affiliated funds or entities (“MVC”) continues to hold not less than five percent (5%) of the capital stock of the Company calculated on a Fully Diluted Basis, the Company shall allow one representative designated by MVC to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  For so long as Boulder Ventures IV, L.P. or its affiliated funds or entities (“Boulder”) continues to hold not less than five percent (5%) of the capital stock of the Company calculated on a Fully Diluted Basis, the Company shall allow one representative designated by Boulder to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  For so long as Vista Ventures Advantage LP or its affiliated funds or entities (“Vista”) continues to hold not less than five percent (5%) of the capital stock of the Company calculated on a Fully Diluted Basis (assuming conversion of the Preferred Stock and the exercise of all outstanding options, warrants and other rights to acquire capital stock), the Company shall allow one representative designated by Vista to attend all meetings of the Company’s Board of Directors in a nonvoting capacity; provided, however, that such representative must be either Lisa Reeves or Kirk Holland.  For so long as Mohr, Davidow Ventures or its affiliated funds or entities (“MDV”) continues to hold not less than five percent (5%) of the capital stock of the Company calculated on a Fully Diluted Basis, the Company shall allow one representative designated by MDV to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  For so long as Greylock VIII Limited Partnership or its affiliated funds or entities (“Greylock”) continues to hold not less than five percent (5%) of the capital stock of the Company calculated on a Fully Diluted Basis, the Company shall allow one representative designated by Greylock to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  For so long as Meritech Capital Partners IV L.P. or its affiliated funds or entities (“Meritech”) continues to hold not less than fifty percent (50%) of the shares of Series E Stock purchased by Meritech pursuant to the Purchase Agreement, the Company shall allow one representative designated by Meritech to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, including executive sessions and meetings of committees of the Board (the “Meritech Attendance Right”).  In connection therewith, the Company shall give each such representative copies of all notices, minutes, consents and other materials, financial or otherwise (including but not limited to full reports of independent third-party valuation firms for purposes of compliance with Section 409A of the Internal Revenue Code), which the Company provides to its Board of Directors (together with the Meritech Attendance Right, the “Meritech Observer Right”); provided, however, that the Company reserves the right to exclude any such representative from access to any material or meeting or portion thereof if the Company believes in good faith upon advice of outside legal counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or protect highly confidential proprietary information.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.  The portion of this Section 3.11 related to the Meritech Observer Right may be amended, or any provision thereof waived, either prospectively or retrospectively, only with the prior written consent of Major Investors holding at least sixty percent (60%) of the shares of Series E Stock held by all Major Investors.

3.12                        Voting Agreement.  The recipient of all grants of stock options, restricted stock grants and similar equity grants, and all other issuances of the Company’s Equity Securities (as defined below), in each case following the date hereof, as a condition to the receipt of shares of capital stock of the Company, will be made subject to the provisions in the Fourth Amended and Restated Voting Agreement among the Company and the Investors, dated this date, as the same may be amended or replaced from time to time (the “Voting Agreement”).  The Investors are intended third-party beneficiaries of any such contract or agreement and shall have the right to cause the Company to enforce its rights under any contract or agreement with any third party with respect to the Voting Agreement, as a condition to the receipt of shares of capital stock of the Company.

3.13                        Board Approval.  So long as at least fifteen percent (15%) of the shares of Series E Stock originally issued pursuant to the Purchase Agreement remain outstanding, the Company shall not without the approval of a majority of the Board of Directors, including the approval of at least three of the representatives designated by the Preferred Stock, (i) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions resulting in payments to or by the Company in an amount less than $60,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board, or (ii) materially change the principal business of the Company.

3.14                        Certain Covenants Relating to SBA Matters.

(a)                                  Use of Proceeds.  The proceeds from the issuance and sale of the Series E Stock pursuant to the Purchase Agreement (the “Proceeds”) shall be used by the Company for its growth, modernization or expansion.  The Company shall provide each Investor which is a licensed Small Business Investment Company (an “SBIC Investor”) and the Small Business Administration (the “SBA”) reasonable access to the Company’s books and records for the purpose of confirming the use of Proceeds.

(b)                                  Business Activity.  For a period of one year following the Closing under the Purchase Agreement the Company shall not change the nature of its business activity if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

(c)                                  Compliance.  So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

(d)                                  Information for SBIC Investor.  Within forty five (45) days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor’s financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company’s business in terms of profits and on taxes paid by the Company and its employees.  Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law.  Any submission of any financial information under this Section shall include a certificate of the Company’s president, chief executive officer, treasurer or chief financial officer.

(e)                                  Number of Holders of Voting Securities.  So long as any SBIC Investor holds any securities purchased pursuant to the Purchase Agreement or issued by the Company with respect thereto, the Company shall notify each SBIC Investor (i) at least fifteen (15) days prior to taking any action after which the number of record holders of the Company’s voting securities would be increased from fewer than fifty (50) to fifty (50) or more, and (ii) of any other action or occurrence after which the number of record holders of the Company’s voting securities was increased (or would increase) from fewer than fifty (50) to fifty (50) or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

3.15                        Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in the Preferred Stock being converted into Common Stock pursuant to the Company’s Certificate of Incorporation, or (ii) the closing of an Acquisition or Asset Transfer (each as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof).

4.                                      PREEMPTIVE RIGHTS.

4.1                               Subsequent Offerings.  Subject to applicable securities laws, each Major Investor shall have a the right to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2                               Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Major Investor shall have twenty (20) business days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3                               Issuance of Equity Securities to Other Persons.  If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect (the “Participating Investors”) and shall offer such Major Investors the right to acquire its pro rata share of such unsubscribed shares.  The Participating Investors shall have five (5) business days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of such unsubscribed shares.  Each Participating Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which such Participating Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which all such Participating Investors electing to purchase a portion of such unsubscribed shares are deemed to be holders immediately prior to the issuance of such Equity Securities.  If the Major Investors fail to exercise in full the preemptive rights set forth in this Section 4, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4                               Termination and Waiver of Preemptive Rights.

(a)                                  The preemptive rights established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the Company’s first Qualified Public Offering (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) and (ii) the closing of an Acquisition or Asset Transfer (each as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof).  The preemptive rights established by this Section 4 may be amended, or any provision waived, either prospectively or retrospectively, only with the prior written consent of Major Investors holding at least fifty-five percent (55%) of the Registrable Securities held by all Major Investors; provided that Section 4.4(b) may be amended, or any provision thereof waived, either prospectively or retrospectively, only with the prior written consent of Major Investors holding at least sixty percent (60%) of the shares of Series E Stock held by all Major Investors.

(b)                                  In the event that the preemptive rights established by this Section 4 are waived pursuant to Section 4.4(a) hereof with respect to an issuance of Equity Securities by the Company, and any Major Investor that consented to such waiver pursuant to Section 4.4(a) (a “Waiving Major Investor”) is nevertheless permitted to purchase any such Equity Securities,  each Major Investor shall be entitled to purchase, within 30 days of receiving notice of the initial issuance of Equity Securities to any Waiving Major Investor(s), its Adjusted Pro Rata Share (as defined below) of such New Securities upon the terms and conditions set forth in this Section 4.  For purposes of this Section 4.4(b), a Major Investor’s “Adjusted Pro Rata Share” of the Equity Securities subject to the waiver described herein shall be equal to (i) such Major Investor’s pro rata share (as defined in Section 4.1(a)) of such New Securities multiplied by (ii) the highest percentage (up to 100%) of any Waiving Major Investor’s Pro Rata Share that such Waiving Major Investor is permitted to purchase.  For example, if only one Waiving Major Investor is permitted to purchase any Equity Securities and it is permitted to purchase 50% of its pro rata share of the Equity Securities, each Waiving Major Investor’s Adjusted Pro Rata Share shall be 50% of its pro rata share.  For another example, if one Waiving Major Investor is permitted to purchase 60% of its pro rata share and another Waiving Major Investor is permitted to purchase 110% of its pro rata share, each Waiving Major Investor’s Adjusted Pro Rata Share shall be 100% of its pro rata share.

4.5                               Transfer of Preemptive Rights.  The preemptive rights of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6                               Excluded Securities.  The preemptive rights established by this Section 4 shall have no application to the issuance of any of the following Equity Securities:

(a)                                  shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock;

(b)                                  shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the Series E Original Issue Date (as defined in the Company’s Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary for the primary purpose of soliciting or retaining their services and pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, including the affirmative vote of at least three of the representatives designated by the Preferred Stock;

(c)                                  stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the preemptive rights established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(d)                                  any Equity Securities issued for consideration other than primarily cash pursuant to a merger, consolidation, acquisition, strategic transaction (including joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements) or similar business combination provided that the issuance of shares in connection therewith has been approved by the Company’s Board of Directors, including the affirmative vote of at least three of the representatives designated by the Preferred Stock.

(e)                                  any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, including the affirmative vote of at least three of the representatives designated by the Preferred Stock;

(f)                                    shares of Common Stock issued in connection with any stock split, stock dividend, reclassification or similar non-economic event by the Company;

(g)                                 any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(h)                                 any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares in connection therewith has been approved by the Company’s Board of Directors, including the affirmative vote of at least three of the representatives designated by the Preferred Stock.

5.                                      MISCELLANEOUS.

5.1                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.2                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3                               Entire Agreement.  This Agreement, the exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4                               Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5                               Amendment and Waiver.

(a)                                  Except as otherwise expressly provided, and subject to Sections 3.11 and 4.4, this Agreement may be amended or modified, either prospectively or retrospectively and either in general or with respect to any particular matter, only upon the written consent of the Company and the holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding.

(b)                                  Except as otherwise expressly provided, and subject to Sections 3.11 and 4.4, the obligations of the Company and the rights of the Holders under this Agreement may be waived, either prospectively or retrospectively and either in general or with respect to any particular matter, only with the written consent of the holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding.

(c)                                  For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

(d)                                  In addition to the foregoing approval requirements, any amendment materially and adversely changing the rights or obligations of any Investor in a manner different from any other Investor shall require the written consent of such Investor.

5.6                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8                               Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9                               Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement..

5.10                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this

Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.  Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities that are shares of Series E Stock in accordance with Sections 4.6 (c), (f) or (h) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12                        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13                        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

RALLY SOFTWARE DEVELOPMENT CORP.

By:	/s/Timothy A. Miller
Timothy A. Miller
President and Chief Executive Officer

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

INVESTORS:

MERITECH CAPITAL PARTNERS IV L.P.

By: Meritech Capital Associates IV L.L.C.
its General Partner

By:	/s/Robert D. Ward
Robert D. Ward, a managing member

MERITECH CAPITAL AFFILIATES IV L.P.

By: Meritech Capital Associates IV L.L.C.
its General Partner

By:	/s/Robert D. Ward
Robert D. Ward, a managing member

Address:

245 Lytton Avenue, Suite 350
Palo Alto, CA 94301
Attn: Joel Backman
phone: (650) 475-2200
fax: (650) 475-2222

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

INVESTORS:

GREYLOCK XIII LIMITED PARTNERSHIP
GREYLOCK XIII-A LIMITED PARTNERSHIP

By:	Greylock XIII GP LLC, its General Partner

By:	/s/Donald A. Sullivan

Name:	Donald A. Sullivan

Title:	Administrative Partner

GREYLOCK XIII PRINCIPALS LLC

By:	Greylock Management Corporation, Sole Member

By:	/s/Donald A. Sullivan

Name:	Donald A. Sullivan

Title:	Vice President and Treasurer

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

MDV IX, L.P., AS NOMINEE FOR,
MDV IX, L.P. AND MDV ENF IX, L.P.

By:	Ninth MDV, L.L.C., as General Partner

By:	/s/Paul B. Cleveland

Name:	Paul B. Cleveland

Title:	Administrative Member

VISTA VENTURES ADVANTAGE, LP

By:	Pinyon Capital Management, LLC,
its General Partner

By:	/s/Catharine M. Merigold
Catharine M. Merigold, General Partner

MOBIUS TECHNOLOGY VENTURES VI, L.P.
SOFTBANK U.S. VENTURES VI L.P.
MOBIUS TECHNOLOGY VENTURES ADVISORS FUND VI L.P.
MOBIUS TECHNOLOGY VENTURES SIDE FUND VI L.P.

By:	Mobius VI LLC, their General Partner

By:	/s/Bradley Feld
Bradley Feld, Managing Director

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

BOULDER VENTURES V, L.P.

By:	BV Partners V, L.L.C.,
their General Partner

BOULDER VENTURES IV, L.P.
BOULDER VENTURES IV (ANNEX), L.P.

By:	BV Partners IV, L.L.C.,
their General Partner

By:	/s/Peter A. Roshko
Peter A. Roshko, Managing Member

RYAN MARTENS AND WYNN MARTENS, JWTROS

By:	/s/Ryan Martens
Ryan Martens

By:	/s/Wynn Martens
Wynn Martens

TIMOTHY A. MILLER AND JERRI L. MILLER, TC

By:	/s/Timothy A. Miller
Timothy A. Miller

By:	/s/Jerri L. Miller
Jerri L. Miller

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

STERLING TRUST, CUSTODIAN FBO: TIMOTHY A. MILLER, A/C # 402553

By:	/s/Timothy A. Miller
Name:	Timothy A. Miller
Title:

STERLING TRUST, CUSTODIAN FBO: JERRI L. MILLER, A/C # 402554

By:	/s/Jerri L. Miller
Name:	Jerri L. Miller
Title:

/s/Don Hazell
DON HAZELL

/s/James M. Lejeal
JAMES M. LEJEAL

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

MERITECH CAPITAL PARTNERS IV L.P.
MERITECH CAPITAL AFFILIATES IV L.P.

GREYLOCK XIII LIMITED PARTNERSHIP
GREYLOCK XIII-A LIMITED PARTNERSHIP
GREYLOCK XIII PRINCIPALS LLC

MDV IX, L.P., AS NOMINEE FOR,
MDV IX L.P. AND MDV ENF IX, L.P.

VISTA VENTURES ADVANTAGE, L.P.

BOULDER VENTURES V, L.P.
BOULDER VENTURES IV, L.P.
BOULDER VENTURES (ANNEX) IV, L.P.

RYAN MARTENS AND WYNN MARTENS,
JTWROS

TED W. AND NANCY J. MARTENS,

TIMOTHY A. MILLER
TIMOTHY A. MILLER & JERRI MILLER, TC

STERLING TRUST, CUSTODIAN FBO:
TIMOTHY A. MILLER

STERLING TRUST, CUSTODIAN FBO:
JERRI L. MILLER

DEAN A. LEFFINGWELL

DON HAZELL

MOBIUS TECHNOLOGY VENTURES
SIDE FUND VI, L.P.

MOBIUS TECHNOLOGY VENTURES
ADVISORS FUND VI, L.P.

SOFTBANK U.S. VENTURES VI, L.P.

MOBIUS TECHNOLOGY VENTURES VI, L.P.

GC&H INVESTMENTS, LLC
JARED S. POLIS
JAMES M. LEJEAL
KIRK B. BEARDSLEY AND CAROL M. BEARDSLEY
MARK T. CARGES AND CAROL T. CARGES, JTWROS
STEVEN D. MILLER
JOHN C. LUNDEEN
CHAD VARRA
SCOTT MAXWELL